UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

July 1, 2009 (June 19, 2009)

Date of Report (date of earliest event reported)

NEUROGESX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-33438	94-3307935
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

2215 Bridgepointe Parkway, Suite 200, San Mateo, California 94404

(Address of principal executive offices)

(650) 358-3300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (the “Amendment Filing”) is an amendment to the Current Report on Form 8-K that NeurogesX, Inc. (“NGSX”), a Delaware corporation, filed on June 22, 2009 (the “Original Filing”) to report under Items 1.01, 8.01, and 9.01 in connection with entering into a Distribution, Marketing and License Agreement (the “License Agreement”) and a Supply Agreement (the “Supply Agreement”) with Astellas Pharma Europe, Ltd., a corporation established under the laws of England and Wales (“Astellas”). NGSX is filing this amendment to file the License Agreement and Supply Agreement as exhibits hereto.

Items included in the Original Filing are herein amended and restated in their entirety. Exhibits listed in Item 9.01 that are not indicated as being filed with this Amendment Filing have been filed with the Original Filing and are incorporated by reference herein.

This Amendment Filing does not reflect events occurring after the filing of the Original Filing, or modify or update the disclosure presented in the Original Filing, except to reflect the revisions as described above.

Item 1.01.	Entry into a Material Definitive Agreement

On June 19, 2009, NGSX entered into the License Agreement and the Supply Agreement with Astellas.

The License Agreement

Under the License Agreement, Astellas is being granted the exclusive right to promote, distribute and market NGSX’ Qutenza™, (capsaicin 179 mg) cutaneous patch in the 27 countries of the European Union, Iceland, Norway, Liechtenstein, Switzerland, and certain countries in Eastern Europe, the Middle East and Africa (the “Territory”). In exchange, the License Agreement provides for NGSX to receive an upfront cash payment of thirty million Euro (€30,000,000). In connection with Astellas being granted an option under the License Agreement to co-develop and commercialize NGX-1998, as discussed further below, NGSX will also receive from Astellas an upfront cash payment of five million Euro (€5,000,000). NGSX is also eligible to receive up to sixty five million Euro (€65,000,000) in milestone payments under the License Agreement tied to the achievement of certain levels of annual net sales, and royalty payments based on percentages of net sales that escalate from the high-teens to the mid-twenties in connection with increasing net sales of Qutenza under the agreement. These royalty payments are subject to a reduction upon the entry of generic competition in the Territory. All payments to NGSX are expressed in euro and will be paid in dollars. Conversion rates will vary depending on exchange rates in effect at time payments are due. The License Agreement expires on the later of ten (10) years from the date of first commercial sale or the expiration of patent claims or data exclusivity relating to the products that are subject to such agreement, on a country by country and product basis. The License Agreement is also subject to termination in the event of a material breach or insolvency of either party or at the discretion of Astellas. Under the License Agreement, NGSX is obligated to transfer its European Medicines Agency’s (“EMEA”) Marketing Authorization Application (EMEA/H/C/000909) (the “MAA”) to Astellas or Astellas’ designee and Astellas will be responsible for compliance with and ongoing maintenance of the MAA thereafter. In the event NGSX fails to transfer the MAA to Astellas, Astellas has the right to terminate the License Agreement and NGSX would be required to return the upfront payments. Such termination right will expire upon the transfer of the MAA to Astellas. In connection with European Commission approval of the Qutenza MAA, NGSX agreed to certain post-marketing commitments including a commitment to conduct a safety study in on-label indications.

Astellas has also committed to perform certain other post-marketing studies to support the marketing and promotion of Qutenza in the territory. The terms of the License Agreement also provide for the development and potential commercial marketing and distribution of NGSX’ product candidate NGX-1998. Astellas’ development work with, and the right to distribute and market NGX-1998 in the Territory, are tied to affirmative opt-in provisions of the License Agreement. The terms of the License Agreement allow for Astellas to carry out its election by making (in addition to the initial upfront payment of five million euro (€5,000,000) discussed above) two additional NGX-1998 option payments totaling five million euro (€5,000,000), each made at the election of Astellas after receipt from NeurogesX of certain clinical development deliverables relating to Phase 2 development of NGX-1998. If Astellas exercises such option by making all such payments, the License Agreement provides that post-election development expenses for NGX-1998 will be shared equally by NGSX and Astellas, and Astellas shall have the exclusive right to commercialize NGX-1998 in the Territory. If Astellas fails to exercise its option to commercialize NGX-1998, NGSX is precluded from marketing NGX-1998 in the Territory for a period of time.

The Supply Agreement

Under the terms of the Supply Agreement NGSX is obligated to supply sufficient quantities of the components of Qutenza to satisfy Astellas’ reasonable requirements of Qutenza for commercializing under the License Agreement, subject to certain limits. The Supply Agreement provides for Astellas to purchase such components directly from NGSX, with the cost to Astellas being set at NGSX’ cost of goods, including third party costs and certain internal costs, for such components. The Supply Agreement contains customary commercial terms for pharmaceutical companies regarding forecasting, payment, pricing, ordering and quality.

NGSX and Astellas have further agreed under the Supply Agreement to enter into negotiations with the three principal manufacturers of components of Qutenza for the direct supply of such components to Astellas (each a “Direct Agreement”). The three principal manufacturers identified in the Supply Agreement are LTS Therapie-Systeme AG (supplier of the capsaicin-containing cutaneous patch described in NGSX’ EMEA MAA No. 000909), Formosa Laboratories, Inc. (supplier of the active pharmaceutical ingredient in Qutenza), and Contract Pharmaceuticals Limited Canada (supplier of the cleansing gel used in Qutenza). Copies of the agreements between these suppliers and NGSX have previously been filed as exhibits to periodic reports that NGSX files with Securities and Exchange Commission.

The foregoing descriptions of the License Agreement and Supply Agreement are qualified in their entirety by reference to the copies of the License Agreement and Supply Agreement that are filed as Exhibits 10.1 and 10.2 herewith and incorporated by reference into this Item 1.01.

Item 8.01.	Other Events.

On June 22, 2009, NeurogesX, Inc. issued a press release entitled “NeurogesX and Astellas Enter Commercialization Agreement for Qutenza™” and held a teleconference call on June 22, 2009 to discuss the License Agreement and Supply Agreement.

A copy of the press release, dated June 22, 2009, and teleconference script are filed as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and are incorporated by reference herein. The contents of the press release and teleconference script are deemed to be filed for purposes of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits.

The following exhibits are filed as part of this Form 8-K.

Exhibit No.	Description

10.1*†	Distribution, Marketing and License Agreement between NeurogesX, Inc. and Astellas Pharma Europe Limited, effective as of June 19, 2009.

10.2*†	Supply Agreement between NeurogesX, Inc. and Astellas Pharma Europe Limited, effective as of June 19, 2009.

99.1(1)	Press Release entitled “NeurogesX and Astellas Enter Commercialization Agreement for Qutenza™.”

99.2(1)	Script of June 22, 2009 teleconference.

(1)	Incorporated by reference from our Current Report on Form 8-K, filed with the Securities and Exchange Commission on June 22, 2009.

*	Filed herewith.

†	Confidential treatment has been requested for portions of this exhibit. These portions have been omitted from this filing and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROGESX, INC.

Date:	July 1, 2009	By:	/s/ Stephen F. Ghiglieri
Stephen F. Ghiglieri
Chief Financial Officer